Exhibit 99.1

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Belyuan Road, Chaiyang District
Beijing, P.R. China 100106

February 5, 2010

Abax Nai Xin A Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

Abax Jade Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

CCIF Petrol Limited
Kingston Chambers, PO Box 173
Road Town, Tortola
British Virgin Islands

Re:  Sinoenergy Corporation

Ladies and Gentlemen:

Reference is made to the agreement dated December 17, 2009 (the “December 2009 Agreement”), by and among Sinoenergy Corporation, a Nevada corporation (the “Company”), and you.

1.
This letter will confirm that the payment by Sinoenergy on January 7, 2010 of $280,000, as set forth in Schedule 2 to the December 2009 Agreement, the receipt of which is hereby acknowledged, constitutes full satisfaction of the Company’s obligations pursuant Section 2(f) of the December 2009 Agreement.

2.	Except as amended by this letter, the December 2009 Agreement remains in full force and effect.
3.	This Letter shall be binding upon the Company, the Noteholders and their successors and assignees, and the Noteholders shall affix a copy of this Letter to each Note of which they are the holder.

[Signatures on following page]

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
February 5, 2010

Please confirm your agreement with the foregoing:

SINOENERGY CORPORATION

By:   /s/ Huang Bo
Name:  Huang Bo
Title:  CEO

AGREED TO:

ABAX NAI XIN A LTD.	ABAX JADE LTD.	CCIF PETROL LIMITED
By: /s/ Frank Qian	By: /s/ Frank Qian	By: /s/ Andrew Lo
Name: Frank Qian	Name: Frank Qian	Name: Andrew Lo
Title: Director	Title: Director	Title: Authorized Signatory